Exhibit 4.1

The shares represented by this certificate have not been registered or qualified under federal or state securities laws. The shares may not be offered for sale, sold, pledged or otherwise disposed of unless so registered or qualified or unless an exemption exists, the availability of which is to be established by an opinion of counsel (which opinion and counsel shall both be reasonably satisfactory to the Corporation).

For Value Received,            hereby sell, assign and transfer unto                                                                                                       Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated	A.D. 20

In presence of

NOTICE. THE SIGNATURE OF THIS ASSIGNMENT
MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE
FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT
ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.

NUMBER XXX	SHARES -XXXXX-

SAGE INTERACTIVE, INC.

a Nevada corporation

100,000,000 Shares of $.001 Par Value Common Stock Authorized

This Certifies that XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX is the registered holder of
–XXXXXXXXXXXXXXXXXXXXXX– Shares of the $.001 par value common stock of Sage Interactive, Inc.

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed

this XX day	of XXXXXX A.D. 20XX

© GOES KG2

All Rights Reserved